UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2010

MF Global Holdings Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33590

Delaware	98-0551260
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

717 Fifth Avenue
9th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 589-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2010, MF Global Holdings Ltd. (the "Company") received notice from Mr. Laurence O'Connell that he was resigning from the Company as Managing Director of Asia Pacific.   Effective immediately, Mr. Karel Harbour has been appointed as interim Managing Director of Asia-Pacific. Mr. Harbour will also continue in his current role as the Company's Chief Operating Officer. Consistent with Mr. O'Connell's employment arrangement, Mr. O'Connell will make himself available to the Company as necessary through July 19, 2010. The Company will continue to pay Mr. O'Connell's base salary and benefits through December 31, 2010 and will facilitate his repatriation. Mr. O'Connell will not receive any other separation payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF Global Holdings Ltd.

Date: May 17, 2010	By:	/s/ Laurie R. Ferber
Laurie R. Ferber
General Counsel